Exhibit 10.68

Schedule 1

ING

INVESTMENT MANAGEMENT

-

RETENTION PARTICIPATION PLAN

(RPP)

This ING Investment Management Retention Participation Plan (the “RPP”) is intended to promote the achievement of the objectives and the attainment of the profits set by ING Investment Management Holdings N.V. and its subsidiaries (the “ING IM Group”) and to encourage the continued employment of the employees of the ING IM Group.

1.	DEFINITIONS AND INTERPRETATION

1.1	“Adoption Date” means 30 March 2010.

1.2	“Bad Leaver” means a Leaver who is not a Good Leaver.

1.3	“Board” means the management board of the Company.

1.4	“Change in Control” means any of the following events with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; (iv) a liquidation or dissolution of the Company or (v) a series of one or more events (i) through (iv), a “Transaction”, wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred to another corporation, a “Transferee Corporation(s)”, as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Change in Control events are related, and its determination shall be final, binding and conclusive.

1.5	“Company” means ING Investment Management Holdings N.V., a company incorporated under the laws of the Netherlands.

1.6	“Employee” means a person employed with a company belonging to the ING IM Group.

1.7	“Good Leaver” means a Participant who becomes a Leaver:

(a)	as a result of:

(i)	death;

(ii)	permanent disability (evidenced to the satisfaction of the Remuneration Committee);

(iii)	retirement on reaching normal retirement age as determined in the applicable retirement benefit programme, statutory or otherwise; or

(iv)	termination of his employment by his employer other than a termination in circumstances where the Participant is guilty of dishonesty, gross misconduct, gross incompetence or wilful neglect of duty or has committed an act or omission which would entitle his employer to terminate his employment summarily in accordance with his contract of employment; and

(b)	in circumstances where the Remuneration Committee determines in its sole discretion that the Participant needs to attend to the critical health needs of his spouse, civil partner, child or other individual as determined by the Remuneration Committee.

1.8	“Grant Date” means, in relation to the Retention Bonus, the date on which the Retention Bonus is, was or is to be granted to the Participant.

1.9	“ING Group” means the ING group of companies.

1.10	“Investment Regulations” means the regulations applying to the acquisition of and trade in securities in Related Funds comprising the Investment.

1.11	“Leaver” means a Participant who ceases to be an Employee.

1.12	“Participant” means an Employee who participates in the Plan and has executed the RPP Agreement.

1.13	“Payment Date of an Investment Entitlement” means the date on which in accordance with the relevant vesting provisions under the Plan the value of a part of the Investment Entitlement shall be paid to the Participant.

1.14	“Plan” means the ING Investment Management Retention Participation Plan as herein set forth and as the same may be amended, supplemented or modified from time to time.

1.15	“Plan Administrator” means such employees or directors of the Company (or such other employees and directors the Board may designate) who are responsible for the administration and implementation of the Plan and the RPP Agreement, in line with the internal practice of the ING Group together with such external administrators as the Board may appoint to administer the Plan from time to time.

1.16	“Related Funds” means funds, managed by the ING IM Group.

1.17	“Retention Bonus” means a one time conditional bonus which is or shall be granted to the Participants at the sole discretion of the Remuneration Committee and/or the Board pursuant to the RPP Agreement.

1.18	“RPP Agreement” means a Retention Participation Plan agreement between a Participant and the Company whereby a Participant inter alia agrees to be bound to the terms of this Plan and the Investment Regulations.

1.19	“Remuneration Committee” means the remuneration committee appointed by the Board.

1.20	“Tax-Related Items” means the amount of any tax and/or social security contributions attributable to or payable in connection with the Retention Bonus, any Deposited Fund Distributions, the Investment and/or the Investment Entitlement. Any amounts of income tax and/or employee social security contributions that are treated as being due under a tax equalisation policy in connection with the Retention Bonus, any Deposited Fund Distributions, the Investment and/or the Investment Entitlement shall also be considered to be Tax-Related Items.

1.21	Except insofar as the context otherwise requires:

(a)	words denoting the singular shall include the plural and vice versa;

(b)	words denoting the masculine gender shall include the feminine gender;

(c)	a reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

2.	SELECTION, RETENTION BONUS AND INVESTMENT

2.1	The Remuneration Committee shall at its sole discretion determine those Employees to whom a Retention Bonus may be granted and who thereby may become a Participant. The amount of the Retention Bonus shall also be at the sole discretion of the Remuneration Committee.

2.2	Subject to being selected as a Participant by the Remuneration Committee, an Employee shall only become a Participant after having executed a RPP Agreement pursuant to which the Participant accepts the terms and conditions of the Plan, the Investment Regulations and the RPP Agreement. The RPP Agreement shall be in such a form as the Board may determine from time to time.

2.3	The Retention Bonus does not entitle the Participant to any payment in cash on the Grant Date, but the amount of the Retention Bonus shall be virtually invested in full by the Company in securities of such Related Funds as designated by the Participant in accordance with the Investment Regulations (the “Investment”). The Investment will not cause any purchase and/or trade of securities in Related Funds by the Company, but will solely be used as a measurement mechanism for determining the cash amount to be paid under any Investment Entitlement.

2.4	In accordance with the Investment Regulations, the Participant may request the Company to virtually trade in the securities in Related Funds comprising the Investment on the pre-set dates as more fully set forth in the Investment Regulations. In case of a Listing or Change in Control, as described in Article 7 of this Plan, the Participant shall no longer be entitled to request the Company to virtually trade in any securities comprising the Investment.

2.5	Any dividend or other distributions virtually paid out on the Investment shall, after all deductions on such distributions have been made, be virtually held on a non-interest bearing cash-line (the “Deposited Fund Distributions”). The Deposited Fund Distributions shall be subject to the vesting principles and forfeiture of rights as more fully set forth in this Plan. Any Deposited Fund Distributions must be virtually reinvested in securities in the Related Funds as designated by the Participant in accordance with the Investment Regulations on the first pre-set date the Participant is permitted to change the composition of the Investment. The virtually reinvested Deposited Fund Distributions become an integral part of the Investment.

2.6	Subject to the vesting principles and forfeiture of rights as set forth in Article 3 of this Plan, the Participant shall become entitled to receive a payment in cash equal to the value of the Investment and the Deposited Fund Distributions, if any, on the Relevant Vesting Date (the “Investment Entitlement” or an “Investment Entitlement”). For the avoidance of doubt, under this Plan the Participant shall not receive any legal ownership of the securities whatsoever underlying the Investment or the Investment Entitlement.

3.	VESTING, FORFEITURE, GOOD LEAVER AND BAD LEAVER

3.1	Subject to accelerated vesting or forfeiture of an Investment Entitlement, as set forth in Articles 3.2 and 3.3 below, the right to an Investment Entitlement shall vest in the Participant as follows:

(i)	on 1 September 2010 (the “First Vesting Date”), an Investment Entitlement in respect of one third (33.33%) of the value of the Investment on the First Vesting Date;

(ii)	on 1 September 2011 (the “Second Vesting Date”), an Investment Entitlement in respect of half (50%) of the value of the remaining Investment on the Second Vesting Date;

(iii)	on 1 September 2012 (the “Final Vesting Date”), an Investment Entitlement in respect of the full (100%) value of the remaining Investment on the Final Vesting Date;

(iv)	the First Vesting Date, the Second Vesting Date and the Final Vesting Date shall hereinafter be referred as a “Relevant Vesting Date” and the vesting in the Participant on the Relevant Vesting Dates in accordance with sub (i), (ii) and (iii) of this Article 3.1 will only occur if the Participant during the whole of the period from the Grant Date through the Relevant Vesting Date was an Employee and was not under notice of termination of employment.

On the Relevant Vesting Dates, the Remuneration Committee may, in its sole discretion, decide which securities in the Relevant Funds and which portion of the Deposited Fund Distributions, if any, comprising the Investment Entitlement at the Relevant Vesting Date are virtually sold and allocated for the benefit of the Participant.

3.2	If the Participant becomes a Good Leaver prior to a Relevant Vesting Date, then the vesting in the Participant of the Investment Entitlement shall be accelerated whereby the Participant shall have a right to the full Investment Entitlement as of the date of the Participant becoming a Good Leaver.

3.3	If the Participant becomes a Bad Leaver prior to the later of (a) a Relevant Vesting Date or (b) the Payment Date of an Investment Entitlement, then the Participant forfeits his right to any Investment Entitlement and will therefore not receive any payment under or in connection with this Plan.

3.4	The Payment Date of an Investment Entitlement shall be ultimately 30 days after a Relevant Vesting Date, or in the event the Participant becomes a Good Leaver, ultimately 30 days after the date of the Participant becoming a Good Leaver.

4.	PAYMENT OF THE INVESTMENT ENTITLEMENT

4.1	On the Payment Date of an Investment Entitlement, the Remuneration Committee shall procure that the Company shall pay to the Participant his Investment Entitlement.

4.2	The Company shall not be required to pay any funds to Participants if the Remuneration Committee has reason to consider that the Participant has either misrepresented any pertinent facts or committed an act of fraud against any company in the ING Group and postpone payment if the Board considers that there are circumstances such that it is necessary to investigate relevant matters further.

5.	TAX-RELATED ITEMS

The employer of the Participant or any other ING Group company shall be entitled to withhold, and the Participant shall be obliged to pay, the amount of any Tax-Related Items. The employer of the Participant or any other ING Group company may deduct from any amounts to be paid to the Participant pursuant to the Plan such Tax-Related Items. Without limitation to the above, any ING Group company may establish any other procedures to withhold Tax-Related Items, including but not limited to (a) by way of deduction from salary or any other payment payable to the Participant at any time on or after the date the liability arises and (b) by way of payment directly from the Participant in cleared funds.

6.	TERMINATION OF THE PLAN

This Plan shall commence on the Adoption Date and may be terminated by a resolution of the Board at any time. Termination of the Plan (however it occurs) shall be without prejudice to any accrued rights under this Plan and the RPP Agreement, in existence at the date of termination.

7.	CHANGE IN CONTROL

7.1	In the event of the admission, or in the event of a contemplated admission, of shares in the Company (“Shares”) to trade on regulated markets or a multilateral trading facility as defined in article 1.1 of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht), or any similar public market (“Listing”), the Board, in its absolute discretion, may deliver a written notice to any Participant replacing the virtual securities comprising the remaining Investment and the Deposited Fund Distributions, if any, for a virtual investment in such number of Shares reflecting the value attributed to the remaining Investment and the Deposited Fund Distributions, if any, on the date of aforementioned replacement.

7.2	In case of a replacement of the virtual securities comprising the remaining Investment and the Deposited Fund Distributions, if any, as set forth in Article 7.1 of this Plan, the value of the remaining Investment and the Deposited Fund Distributions, if any, on the date of such replacement shall for the purposes of this Plan be considered to be 110% of the value on the date of replacement.

7.3	In the event of a Change in Control, the Board, in its sole discretion, may deliver a written notice to any Participant replacing the virtual securities comprising the remaining Investment and the Deposited Fund Distributions, if any, for a virtual investment in securities or similar rights the value of which is at least equal to the fair market value of the remaining Investment and the Deposited Fund Distributions on the date of such replacement.

7.4	A replacement of the remaining Investment and the Deposited Fund Distributions, if any, due to a Listing or Change in Control will not affect any other term and/or condition of the Investment and the Deposited Fund Distributions, if any, including but not limited to the vesting scheme as described in Article 3 of this Plan.

8.	ADMINISTRATION AND AMENDMENT

8.1	The Board shall be entitled, from time to time, to make and vary such regulations (not being inconsistent with this Plan) for the implementation and administration of this Plan as it thinks fit. Except as expressly specified in the terms of the Plan or as otherwise specified by the Board, the implementation and administration of the Plan shall be delegated to the Plan Administrators. Without limitation, the Board may delegate to the Plan Administrator any of its powers and/or duties under the Plan and may also ratify any action or decision by the Plan Administrator.

8.2	The terms of this Plan may be altered from time to time by the Board save that no amendment shall be made which would adversely affect any of the subsisting rights of Participants without the written consent of Participants.

8.3	Written notice of any amendment to this Plan shall be given to all Participants.

9.	GENERAL

9.1	Nothing in this Plan shall confer upon an Employee any right to continue in employment or to interfere in any way with the right of any ING Group company to terminate an Employee’s employment at any time.

9.2	An Employee will have no entitlement to compensation or damages in consequence of the termination or cessation of an Employee’s employment or services with any ING Group company for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from an Employee ceasing to have a Retention Bonus, any Deposited Fund Distributions, an Investment or an Investment Entitlement under the Plan or to be entitled to any Retention Bonus, Deposited Fund Distributions, Investment or Investment Entitlement as a result of such termination or from the loss or diminution in value of the same. The Retention Bonus, Deposited Fund Distributions, Investment or Investment Entitlement will not be reinstated if an Employee ceases employment with and is subsequently reinstated as an employee of the Company or any ING Group company.

9.3	The Plan and the benefits offered under the Plan are provided by the Company on an entirely discretionary basis, and the Plan creates no vested rights in Employees. The Plan does not confer upon an Employee any benefit other than as specifically set forth in the Plan and in a RPP Agreement. The receipt of the Retention Bonus, Deposited Fund Distributions, Investment or Investment Entitlement does not entitle an Employee to any future benefits under the Plan or any other plan or program of the Company.

9.4	The amount of any compensation deemed to be received by an Employee as a result of participation in the Plan shall not constitute compensation with respect to which any other employee benefits of such Employee are determined, including, without limitation, any end of service benefits or other benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or provided by the terms of such plan.

9.5	A Retention Bonus, any Deposited Fund Distributions, an Investment and an Investment Entitlement shall be personal to an Employee and may not, save as otherwise specifically provided in this Plan, be transferred, assigned or charged.

9.6	Save as otherwise provided in this Plan, any notice or communication to be given by the Company to any Participant may be personally delivered or sent by fax or by ordinary post to (if the Participant is still employed by an ING Group company) his business address or by email or any other form of electronic communication specified by the Board for the purposes of the Plan or (if the Participant is no longer employed by an ING Group company) his last known address or email address. Where a notice is delivered personally or by facsimile or by email or other form of electronic communication, it shall be deemed to have been received immediately. Where a notice or communication is sent by post, it shall be deemed to have been received 72 hours after the same was put into the post properly addressed and stamped. RPP Agreements and other communications sent by post, email or any other form of electronic communication will be sent at the risk of the Participant concerned and the Company shall have no liability to any such persons in respect of any notification, document, RPP Agreements or other communication so given, sent or made.

9.7	Any notice to be given to the Company shall be faxed, delivered or sent to the Company at its registered office and shall be effective upon receipt.

9.8	A Retention Bonus, any Deposited Fund Distributions, Investment or Investment Entitlements granted under this Plan shall be governed by and construed in accordance with the laws of the Netherlands.

9.9	This Plan shall be governed by and must be interpreted according to the laws of the Netherlands. Any dispute under or in connection with this Plan shall be submitted to the exclusive jurisdiction of the competent court in The Hague, the Netherlands, subject to appeal (hoger beroep) and appeal to the Supreme Court (cassatie).